Exhibit 99.2

BRILEY Financial WUNDERLICH Merger Announcement May 18, 2017

Forward-Looking Statements Forward-Looking Statements This communication may contain forward-looking statements by B. Riley Financial, Inc. that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates” and similar expressions and statements. Such forward looking statements include, but are not limited to, express or implied statements regarding future financial performance and future dividends, the effects of our business model, the effects of the United Online acquisition, the effects of our acquisition of rights to manage certain hedge funds managed by Dialectic Capital Management, the anticipated benefits of B. Riley Financial, Inc.’s pending acquisitions of FBR & Co. and Wunderlich and related actions, expectations regarding future transactions and the financial impact, size and consistency of returns and timing thereof, as well as statements regarding the effect of investments in our business segments. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include risks associated with large engagements in our Auction and Liquidation segment; the possibility that the pending acquisition of FBR & Co. does not close when expected or at all because required regulatory, stockholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the possibility that the pending acquisition of Wunderlich does not close when expected or at all because required regulatory or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; lower FBR & Co. earnings and/or higher FBR & Co. transaction and other expenses; lower Wunderlich earnings and/or higher Wunderlich transaction and other expenses; our ability to achieve expected cost savings or other benefits with respect to the acquisition of United Online, our acquisition of rights to manage certain hedge funds managed by Dialectic Capital Management or the pending acquisitions of FBR & Co. and Wunderlich, in each case within expected time frames or at all; our ability to consummate anticipated transactions and the expected financial impact thereof, in each case within the expected timeframes or at all; our ability to successfully integrate recent and pending acquisitions; loss of key personnel; our ability to manage growth; the potential loss of financial institution clients; the timing of completion of significant engagements; and those risks described from time to time in B. Riley Financial, Inc.’s filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this communication is issued, and B. Riley Financial, Inc. undertakes no duty to update this information. No Offer or Solicitation This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. 1

Important Additional Information Additional Information about the Pending Acquisition of FBR & Co. and Where to Find It Stockholders are urged to carefully review and consider each of B. Riley Financial, Inc.’s and FBR & Co.’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. In connection with B. Riley Financial, Inc.’s pending acquisition of FBR & Co., B. Riley Financial, Inc. has filed with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) that includes a Joint Proxy Statement of B. Riley Financial, Inc. and FBR & Co. and a Prospectus of B. Riley Financial, Inc. (the “Joint Proxy/Prospectus”), as well as other relevant documents concerning the transaction. Stockholders of B. Riley Financial, Inc. and FBR & Co. are urged to carefully read the Registration Statement and the Joint Proxy/Prospectus regarding the pending acquisition of FBR & Co. in their entirety and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information. The Joint Proxy/Prospectus has been sent to the stockholders of B. Riley Financial, Inc. and FBR & Co. The Joint Proxy/Prospectus and other relevant materials filed with the SEC may be obtained free of charge at the SEC’s Website at http://www.sec.gov. FBR & CO. AND B. RILEY FINANCIAL, INC. STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BEFORE VOTING ON THE TRANSACTION. Investors will also be able to obtain these documents, free of charge, from FBR & Co. by accessing FBR & Co.’s website at www.fbr.com under the tab “Investor Relations” or from B. Riley Financial, Inc. at www.brileyfin.com under the tab “Investor Relations.” Copies can also be obtained, free of charge, by directing a written request to B. Riley Financial, Inc., Attention: Corporate Secretary, 21255 Burbank Boulevard, Suite 400, Woodland Hills, California 91367 or to FBR & Co., Attention: Corporate Secretary, 1300 North Seventeenth Street, Arlington, Virginia 22209. Participants in Solicitation B. Riley Financial, Inc. and FBR & Co. and their directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the stockholders of FBR & Co. or B. Riley Financial, Inc. in connection with B. Riley Financial, Inc.’s pending acquisition of FBR & Co Information about the directors and executive officers of B. Riley Financial, Inc. and their ownership of B. Riley Financial, Inc. common stock is set forth in the proxy statement for B. Riley Financial, Inc.’s 2017 annual meeting of stockholders, which is included in the Joint Proxy/Prospectus. Information about the directors and executive officers of FBR & Co. and their ownership of FBR & Co. common stock is set forth in the Joint Proxy/Prospectus and in FBR & Co.’s Form 10-K/A filed with the SEC on April 21, 2017. Additional information regarding the interests of those participants and other persons who may be deemed participants in the pending acquisition of FBR & Co. may be obtained by reading the Joint Proxy/Prospectus. Free copies of these documents may be obtained as described in the preceding paragraph. 2

Deal Summary The acquisition of Wunderlich Securities strategically enhances B. Riley Financial’s investment banking and brokerage businesses B. Riley Financial to acquire Wunderlich Securities for approximately $67mm(1), consisting of 1.9mm shares of B. Riley Financial common stock, warrants to purchase 0.82mm shares of B. Riley Financial common stock, and $36mm cash Addition of a stable, steady cash flow business that helps balance the existing high-margin, episodic liquidations and capital markets businesses Combined expected cost synergies of over $15mm for B. Riley Financial’s acquisitions of FBR & Co. and Wunderlich Securities Pro-forma combined company will have $453mm in TTM revenues(2) Expected to be accretive to 2017E EPS Acquisition of Wunderlich comes at a time of continuing momentum for B. Riley Financial B. Riley reported 1Q17 adjusted EPS of $0.39/share and revenue of $52.9mm, a 165% increase in revenue over 1Q16 Great American Group engaged with a large consumer electronics chain to liquidate all of its US stores FBR reported 1Q17 EPS of $0.17/share and revenue of $32.5mm, an 82% increase in revenue over 1Q16 In 2017, FBR has served as bookrunning manager on 3 initial equity raises totaling $377.1mm (1) Subject to change based on excess NWC delivered to B. Riley. 3 (2) For the period 4/1/16—3/31/17. Pro-forma for FBR & Wunderlich acquisitions.

B. Riley Overview Diversified Financial and Business Advisory Platform Diversified provider of investment banking, brokerage, asset management, and business advisory services HQ in Los Angeles with offices in major U.S. markets, Germany and Australia Financial highlights1 Snapshot —TTM Revenues: $223mm Founded: 1997 Exchange: NASDAQ—TTM Adjusted EBITDA: $62.7mm Symbol: RILY Diversified business mix producing steady, predictable results through market TTM Revenue: $223mm(1) cycles with multiple high-margin revenue streams Business segments: Asset Valuation & Disposition Capital Markets Services, including M&A and Restructuring Advisory Wealth & Capital Management Principal Investments (1) For the period 4/1/16—3/31/17. 4

B. Riley Financial’s Recently Announced Acquisition of FBR & Co. The merger of B. Riley and FBR creates a global leader in business services, financial advisory and investment banking Diversified business mix producing steady, predictable results through market cycles with multiple big-ticket, high-margin revenue streams Leading small cap focused investment banking and advisory platform One of the largest ABL appraisal practices provides steady cash flow; auction and liquidation business provides meaningful upside opportunities Principal investments business focused on attaining high IRRs in areas aligned with core expertise Strong cultural fit combining two entrepreneurial financial services firms Clearly realizable revenue and cost synergies Strong pro-forma financial profile with increased capital base Pro-forma combined TTM Revenue of $336mm(1) (1) For the period 4/1/16 —3/31/17. Pro-forma for FBR acquisition. 5

FBR Overview Leading Initial Equity Offering Franchise, Small Cap Focused Investment Bank Ticker: FBRC Full Service Platform – Common and Preferred Equity, Convertible Securities, High Yield Debt, Restructuring, and Advisory ? Founded: 1989 ?#1 Lead Bookrunner of Initial Equity Offerings for Issuers with Market Caps < $1.5 billion Quality Research Platform(1) – Extensive sector coverage and well regarded, highly experienced analysts Headquarters Arlington, VA ?World Class Distribution – Broad distribution beyond the top 100 institutional accounts Offices New York, NY San Francisco, CA Investment Banking Irvine, CA Houston, TX Capital Markets Corporate Advisory Services Sector Coverage Boston, MA —Public and Private Equity—Mergers & Acquisitions—Diversified Industrials —ATM Issuances—Restructuring & Recaps—Technology, Media & Telecom —Equity-Linked Securities—Financial Sponsors—Energy & Natural Resources —Debentures and Leveraged—Financial Institutions Loans—Insurance —Real Estate —Healthcare —Consumer Institutional Brokerage and Research Sales and Trading Research Products:—26 Institutional Equity Sales People—22 Senior Publishing Analysts —Cash Equities—Market-Maker In over 1,000 Equity Securities —360 companies under research coverage —Equity-Linked Securities—Cover over 1,000 Institutional Investors —8 Industry Sectors —Corporate Buybacks—Large network of HNW and Family Offices—Washington Policy Group —Securities Lending (1) Research is provided by FBR & Co.’s Research department, which is independent from the Investment 6 Banking department of FBR & Co., and has the sole authority to determine which companies receive research coverage and the recommendation contained in the coverage.

B. Riley Financial Announces Acquisition of Wunderlich Securities B. Riley Financial’s acquisition of Wunderlich Securities further strengthens an already leading small cap investment banking and brokerage platform Broadens client base and adds significant network of experienced financial advisors Creates the leading small cap equity research platform Wunderlich continues to grow as part of a larger financial services platform with a strong balance sheet pro-forma and access to ample liquidity Inclusion of Wunderlich adds an additional steady cash flow business line for B. Riley, complemented by existing high-margin, episodic liquidations and capital markets businesses Pro-forma company continues to boast diversified business mix producing steady results through market cycles with multiple big-ticket, high-margin revenue streams Substantial, realizable cost synergies from acquisitions of FBR & Co. and Wunderlich Securities Wunderlich TTM adjusted EBITDA of $11.4mm(1); 10.2% adjusted EBITDA margins Consolidated pro-forma TTM revenue of $453mm, with 46% from investment banking and brokerage business(1) Compared to revenue of $336mm for B. Riley Financial(1,2) Consolidated pro-forma adjusted EBITDA of more than $53mm over the past 6 months(3) (1) For the period 4/1/16—3/31/17. (2) Pro-forma for FBR acquisition. 7 (3) For the period 10/1/16 - 3/31/17. Pro-forma for FBR and Wunderlich acquisitions. Note: Adjusted EBITDA reflects adjustments for transaction/restructuring expenses & share based compensation.

Introduction to Wunderlich Securities Wunderlich is a full service investment firm founded in 1996 in Memphis, TN Wunderlich serves the diverse financial needs of individuals, corporations, and institutional clients by providing wealth management, equity research and investment banking, and fixed income sales and trading services Wealth Management Investment Banking & Capital Institutional Fixed Income TTM Revenue: $71.2mm Markets TTM Revenue: $18.0mm TTM Revenue: $27.7mm Creates custom-tailored solutions for Investment banking & capital markets Fixed Income Capital Markets and Affluent and Mass Affluent Clients focused on providing capital and Fundamental Brokers Inter-Dealer are delivering creative investment banking separate divisions providing brokerage 219 Financial Advisors provide solutions to corporate clients services to institutional clients professional advice and services to nationwide these clients Equity research, sales and trading provide proprietary ideas and high High yield focus to complement energy 38.5% fee-based revenues touch service to institutional equity investment banking efforts investors, covering 222 public Approximately $10.0 billion of client companies assets under administration Note: For the period 4/1/16—3/31/17 8 Company estimates

Wunderlich Highlights Financial Snapshot Private Client Group Wealth TTM Revenue $116.9 million Management Wunderlich Independent Network Assets Under Administration $10.0 billion Equity Research, Locations 25+ Institutional Sales & Trading Offerings Professionals 400+ Clients Product Investment Banking Wealth Management Accounts 37,000 Institutional Associates 100 Fixed Income Capital Institutional Markets Institutional Accounts 1,500 Fixed Income Fundamental Brokers Inter-Dealer Note: Company estimates 9

Wealth Management Wunderlich Wealth Management is focused on serving the financial needs of individual investors, professional corporations, qualified retirement plans, foundations and endowments.    Scope    219 Financial Advisors with 15+ years average industry experience    $10 billion in assets under administration    37,000 active accounts    Locations in 17 states across the nation    Services    Investment guidance, including access to proprietary and third-party research and market commentary    Comprehensive wealth management solutions, including financial planning, retirement planning, income-generating investments, trusts, lending resources, and fiduciary services Note: Company estimates 10

Wunderlich’s Recent Offerings Source: Company materials 11

Brokerage Opportunities B. Riley Financial’s acquisition of Wunderlich Securities helps to build a large, fully integrated brokerage firm    Acquisition comes at a time of a more accommodative regulatory environment and improving Equity Capital Markets (ECM) activity    42 IPOs raising $16.7b in the first 4 months of 2017 vs 15 IPOs raising $3.5b for the same period of 2016(1)    Following an extremely challenging ECM environment in 2016, there is a natural backlog of small and mid-sized companies in need of capital markets solutions    Firms with proven ECM expertise and multiple distribution channels will be best equipped to provide these solutions    At the same time, the industry has seen significant consolidation of small and mid-sized broker-dealers(2)    As of April 2017, there were 3,813 broker-dealers vs 4,289 broker-dealers in 2012, a decrease of 11.1%    In the past 20 years, the number of broker-dealers has decreased by roughly 30%    Due to the rise of highly focused ETFs, the total number of indexes now exceeds the number of US stocks(3)    Seen by the industry as a shift in favor of active management    B. Riley Financial’s Investment Management business line will grow substantially with the acquisition of Wunderlich Wealth Management    Addition of a low volatility, steady cash flow business line (1) Source: Dealogic. Rank Eligible, SEC Registered IPOs only. US and Bermuda Issuers only. Pricing dates of 1/1/16—4/30/16 and 1/1/17—4/30/17, respectively. 12 (2) Source: FINRA Newsroom Statistics (3) Source: BloombergView

B. Riley – FBR – Wunderlich Strategic Combination    Further strengthens the leading small cap focused investment banking and brokerage firm    Broadens Wealth Management client base    B. Riley Financial combines stable and predictable business lines with big-ticket, high-margin revenue opportunities    Addition of Wunderlich increases synergies that may be realized from B. Riley / FBR merger Higher Visibility, Stable Cash Flows Market Dependent, Cash Flow Upside B. Riley Financial Great IB & Investment Principal American Brokerage Management Investments Group Wunderlich B. Riley B. Riley & United Appraisal Asset FBR & Co. Wunderlich Wealth Capital Co. Online Services Disposition Management Management 13

Diversified Revenue Base – Trailing Twelve Months(1) Wunderlich addition further diversifies banking and brokerage platform (1) For the period 4/1/16—3/31/17 14 (2) Pro-forma revenue includes combined results of FBR & Co. and B. Riley Financial, Inc.

Complementary Institutional Brokerage Platforms The combined Company will be the top provider of small cap research coverage    712 combined companies under coverage Insurance Diversified (1) Diversified 4% Industrials—554 covered by B. Riley Financial’s 37 publishing analysts Financial Services Financial Services Industrials 8% 11% & Real Estate & Real Estate 20% 20%—222 covered by Wunderlich’s 12 publishing analysts Consumer—64 overlapping names, representing 9% overlap 23% Consumer 19% 554 222 TMT 23%    Both firms specialize in small and mid cap coverage TMT 28% Healthcare Energy & Natural 9% Resources—Median market cap in B. Riley Financial „s coverage: $1.4b Energy & Natural 21% Resources—Median market cap in Wunderlich’s coverage: $1.2b 14%    Minimal institutional client overlap to broaden distribution    Insurance 3% Diversified    Financial Services Industrials & Real Estate 11% 20% Consumer 20% 712 TMT 24% Healthcare 7% Energy & Natural Resources (1) Pro-forma for FBR acquisition 15% 15 Note: 64 overlapping companies. Sectors based on FBR’s research practices.

Leader in Small Cap Underwriting & Research Coverage B. Riley, FBR, and Wunderlich combined are the clear leader in small cap investment banking and brokerage INVESTMENT BANKING EQUITY RESEARCH Leading Underwriters for < $1.5 Billion Issuers since 1/1/2012(1) Leading Research Platforms for < $1.5 Billion Companies(2) Small Cap % Small # Bookrunner $B # Deals % Lead Left # Broker Dealer Coverage Coverage Cap 1 JPMorgan $6.8 133 49.6% 1 B. Riley / FBR / Wunderlich 712 383 53.8% 2 B. Riley / FBR / Wunderlich $6.5 45 71.1% 2 Cowen 914 321 35.1% 3 Goldman Sachs $6.0 119 53.8% 3 Piper 760 278 36.6% 4 Bank of America Merrill Lynch $5.8 115 38.3% 4 William Blair 651 221 33.9% 5 Credit Suisse $5.7 124 37.9% 5 JMP 453 218 48.1% 6 Morgan Stanley $5.5 110 58.2% 6 Stephens 518 183 35.3% 7 Citi $4.5 99 36.4% 7 Baird 711 176 24.8% 8 Deutsche Bank $4.2 95 24.2% 8 Keybanc 483 125 25.9% 9 Barclays $3.7 84 25.0% 9 DA Davidson 269 123 45.7% 10 Jefferies LLC $3.3 87 40.2% 10 Wedbush 297 105 35.4% (1) Source: Dealogic. Apportioned credit to all bookrunning managers; Rank Eligible transactions only, US and Bermuda Issuers – Market Caps < $1.5 Billion– All industries – 01/01/2012 – 05/10/2017 – Initial 16 Common Stock Offerings (2) Research coverage per selected Company websites.